Exhibit 1.1

CHINA MASS MEDIA INTERNATIONAL ADVERTISING CORP.

14,425,000 American Depositary Shares

Representing

216,375,000 Ordinary Shares

(par value US$0.001 per share)

Underwriting Agreement

                , 2008

Merrill Lynch, Pierce, Fenner & Smith

                     Incorporated

4 World Financial Center

250 Vessey Street

New York, NY 10080

As Representative of the several Underwriters

named in Schedule I attached hereto.

Ladies and Gentlemen:

China Mass Media International Advertising Corp., an exempted company incorporated in the Cayman Islands (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell to the Underwriters named in Schedule I attached hereto (the “Underwriters”), acting severally and not jointly, for whom you are acting as representative (in such capacity, the “Representative”), an aggregate of 14,425,000 American Depositary Shares representing 216,375,000 ordinary shares, par value US$0.001 per share (the “Ordinary Shares”), of the Company and, at the election of the Underwriters, up to 2,163,750 additional American Depositary Shares representing 32,456,250 Ordinary Shares. The aggregate of 14,425,000 American Depositary Shares representing 216,375,000 Ordinary Shares to be sold by the Company is herein called the “Firm ADSs”, and the aggregate of 2,163,750 American Depositary Shares representing 32,456,250 additional Ordinary Shares to be sold by the Company is herein called the “Optional ADSs”. The Firm ADSs and the Optional ADSs that the Underwriters elect to purchase pursuant to Section 2 hereof are herein collectively called the “ADSs.” The Ordinary Shares represented by the Firm ADSs are hereinafter called the “Firm Shares” and the Ordinary Shares represented by the Optional ADSs are hereinafter called the “Optional Shares,” and the Firm Shares and the Optional Shares are herein collectively called the “Shares.”

The ADSs are to be issued pursuant to a deposit agreement (the “Deposit Agreement”), dated as of                 , 2008, among the Company, Citibank, N.A., as depositary (the “Depositary”), and holders and beneficial owners from time to time of the American Depositary Receipts (the “ADRs”) issued by the Depositary and evidencing the ADSs. Each ADS will initially represent the right to receive 15 Ordinary Shares deposited pursuant to the Deposit Agreement.

It is understood by all the parties that the Underwriters are offering ADSs in the United States and internationally outside of the People’s Republic of China (the “PRC”), which, for purposes of this Agreement only, excludes Taiwan, The Hong Kong Special Administrative Region and The Macau Special Administrative Region.

1. The Company and [            ] jointly and severally represent and warrant to, and agree with, each of the Underwriters that:

(i) A registration statement on Form F-1 (File No. 333-152305) (the “Initial Registration Statement”) in respect of the Shares has been filed with the U.S. Securities and Exchange Commission (the “Commission”); the Initial Registration Statement and any post-effective amendment thereto, each in the form heretofore delivered to you, and, excluding exhibits thereto, to you for each of the other Underwriters, have been declared effective by the Commission in such form; other than a registration statement, if any, increasing the size of the offering (a “Rule 462(b) Registration Statement”), filed pursuant to Rule 462(b) under the U.S. Securities Act of 1933, as amended (the “Act”), which became or will become effective upon filing, no other document with respect to the Initial Registration Statement has heretofore been filed with the Commission; and no stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose has been initiated or, to the Company’s best knowledge after due inquiry, threatened by the Commission (any preliminary prospectus included in the Initial Registration Statement or filed with the Commission pursuant to Rule 424(a) of the rules and regulations of the Commission under the Act is hereinafter called a “Preliminary Prospectus”; the various parts of the Initial Registration Statement and the Rule 462(b) Registration Statement, if any, including all exhibits thereto and including the information contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 5(i) hereof and deemed by virtue of Rule 430A under the Act to be part of the Initial Registration Statement at the time it was declared effective, each as amended at the time such part of the Initial Registration Statement became effective or such part of the Rule 462(b) Registration Statement, if any, became or hereafter becomes effective, are hereinafter collectively called the “Registration Statement”; the Preliminary Prospectus relating to the Shares and the ADSs that was included in the Registration Statement immediately prior to the Applicable Time (as defined in Section 1(iii) hereof) is hereinafter called the “Pricing Prospectus”; such final prospectus, in the form first filed pursuant to Rule 424(b) under the Act, is hereinafter called the “Prospectus”; and any “issuer free writing prospectus” as defined in Rule 433 under the Act relating to the Shares and the ADSs is hereinafter called an “Issuer Free Writing Prospectus”;

(ii) No order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representative expressly for use therein;

(iii) For the purposes of this Agreement, the “Applicable Time” is         :             m (New York City time) on the date of this Agreement; the Pricing Prospectus as supplemented by those Issuer Free Writing Prospectuses and other documents listed in Schedule II(b) attached hereto, taken together (collectively, the “Pricing Disclosure Package”), as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus listed in Schedule II(a) or Schedule II(b) attached hereto does not conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus and each such Issuer Free Writing Prospectus, as supplemented by and taken together with the Pricing Disclosure Package as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in an Issuer Free Writing Prospectus in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representative expressly for use therein;

(iv) The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement or the Prospectus will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to the Registration Statement and any amendment thereto and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representative expressly for use therein;

(v) A registration statement on Form F-6 (File No. 333-152416) in respect of the ADSs has been filed with the Commission; such registration statement in the form heretofore delivered to you and, excluding exhibits, to you for each of the other Underwriters, has been declared effective by the Commission in such form; no other document with respect to such registration statement has heretofore been filed with the Commission; no stop order suspending the effectiveness of such registration statement has been issued and no proceeding for that purpose has been initiated or, to the Company’s best knowledge after due inquiry, threatened by the Commission (the various parts of such registration statement, including all exhibits thereto, each as amended at the time such part of the registration statement became effective, being hereinafter called the “ADS Registration Statement”); and the ADS Registration Statement when it became effective conformed, and any further amendments thereto will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not, as of the applicable effective date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

(vi) A registration statement on Form 8-A (File No. 001-34132) in respect of the registration of the Shares and the ADSs under the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), has been filed with the Commission; such registration statement in the form heretofore delivered to you and, excluding exhibits, to you for each of the other Underwriters, has been declared effective by the Commission in such form; no other document with respect to such registration statement has heretofore been filed with the Commission; no stop order suspending the effectiveness of such registration statement has been issued and no proceeding for that purpose has been initiated or, to the Company’s best knowledge after due inquiry, threatened by the Commission (the various parts of such registration statement, including all exhibits thereto, each as amended at the time such part of the registration statement became effective, being hereinafter called the “Form 8-A Registration Statement”); and the Form 8-A Registration Statement when it became effective conformed, and any further amendments thereto will conform, in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission thereunder, and did not and will not, as of the applicable effective date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

(vii) Neither the Company nor any of its subsidiaries has sustained since the date of the latest audited financial statements included in the Pricing Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus; and, since the respective dates as of which information is given in the Registration Statement and the Pricing Prospectus, (A) there has not been any material change in the capital stock, short-term debt, long-term debt, consolidated net current assets or shareholders’ equity, net revenues, total or per-share amount of net income of the Company or any of its subsidiaries, (B) there has not been any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, shareholders’ equity, earnings, results of operations or prospects of the Company and its subsidiaries taken as a whole, other than as set forth or contemplated in the Pricing Prospectus, and (C) none of the Company and its subsidiaries has incurred any material liability or obligation, direct or contingent, nor entered into any material transaction not in the ordinary course of business, nor has the Company declared, paid or otherwise made any dividend or distribution of any kind on its capital stock;

(viii) PricewaterhouseCoopers Zhong Tian CPAs Limited Company, which has certified certain financial statements of the Company and its subsidiaries, is the independent registered public accounting firm of the Company as required by the Act and the rules and regulations of the Commission thereunder and is independent in accordance with the requirements of the United States Public Company Accounting Oversight Board;

(ix) The section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Critical Accounting Policies” in the Pricing Prospectus and the Prospectus truly, accurately and completely in all material respects describes: (A) accounting policies which the Company believes are the most important in the portrayal of the Company’s financial condition and results of operations and which require management’s most difficult, subjective or complex judgments (“Critical Accounting Policies”); (B) judgments and uncertainties affecting the application of Critical Accounting Policies; and (C) the likelihood that materially different amounts would be reported under different conditions or using different assumptions; and the Company’s Board of Directors and management have reviewed and agreed with the selection, application and disclosure of Critical Accounting Policies and have consulted with its legal counsel and independent registered public accounting firm with regard to such disclosure;

(x) The audited consolidated financial statements (and the notes thereto) of the Company included in the Pricing Prospectus and the Prospectus fairly present in all material respects the consolidated financial position of the Company as of the dates specified and the consolidated results of operations, shareholders’ equity, cash flows and changes in consolidated financial position of the Company for the periods specified, and such financial statements have been prepared in conformity with generally accepted accounting principles in the United States (“US GAAP”) applied on a consistent basis throughout the periods presented; the summary and selected consolidated financial data and the unaudited financial results for the three months ended March 31, 2008 included in the Pricing Prospectus and the Prospectus present fairly in all material respects the information shown therein and have been compiled on a basis consistent with that of the audited consolidated financial statements included therein;

(xi) The Company has been duly incorporated and is validly existing as a company in good standing under the laws of the Cayman Islands, with power and authority (corporate and other) to own, lease and operate its properties and conduct its business as described in the Pricing Prospectus and the Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction; and each of the Company’s subsidiaries has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation, with power and authority (corporate or other) to own, lease and operate its properties and conduct its business as described in the Pricing Prospectus and the Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction;

(xii) Each of the Company and its subsidiaries has all necessary licenses, franchises, concessions, consents, authorizations, approvals, orders, certificates and permits of and from, and has made all declarations and filings with, all governmental agencies to own, lease, license and use its properties, assets and conduct its business in the manner described in the Pricing Prospectus and the Prospectus except where the failure so to possess would not, singly or in the aggregate, result in a material adverse effect on the current or future condition, financial or otherwise, or in the business affairs, shareholders’ equity, earnings, results of operations or prospects of the Company and its subsidiaries, considered as one enterprise, whether or not arising in the course of ordinary business (a “Material Adverse Effect”), and such licenses, franchises, concessions, consents, authorizations, approvals, orders, certificates or permits contain no material restrictions or conditions not described in the Pricing Prospectus and the Prospectus; neither the Company nor any of its subsidiaries has a reasonable basis to believe that any regulatory body is considering modifying, suspending or revoking any such licenses, consents, authorizations, approvals, orders, certificates or permits, and the Company and its subsidiaries are in compliance with the provisions of all such licenses, consents, authorizations, approvals, orders, certificates or permits;

(xiii) Neither the Company nor any of its subsidiaries is (A) in breach of or in default under any laws, regulations, rules, orders, decrees, guidelines or notices of the PRC, the Cayman Islands or any other jurisdiction where it was incorporated or operates, (B) in breach of or in default under any approval, consent, waiver, authorization, exemption, permission, endorsement or license granted by any court or governmental agency or body of any stock exchange authorities (“Governmental Agency”) in the PRC, the Cayman Islands or any other jurisdiction where it was incorporated or operates, (C) in violation of its constituent documents or (D) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except, with respect to (A), (B) and (D), where any breach or default would not have a Material Adverse Effect;

(xiv) The Company has an authorized and paid-in capitalization as set forth in the Pricing Prospectus and the Prospectus, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and all of the issued Ordinary Shares conform to the description of the Ordinary Shares contained in the Pricing Disclosure Package and the Prospectus; the holders of outstanding Ordinary Shares are not entitled to preemptive or other rights to acquire the Shares or the ADSs; there are no outstanding securities convertible into or exchangeable for, or warrants, rights or options to purchase from the Company, or obligations of the Company to issue, Ordinary Shares or any other class of capital stock of the Company except as set forth in the Pricing Prospectus under the captions “Capitalization” and “Management—2008 Equity Incentive Plan”; the Shares, when issued and delivered against payment therefor, may be freely deposited by the Company with the Depositary against issuance of ADRs evidencing ADSs; the ADSs, when issued and delivered against payment therefor, will be freely transferable by the Company to or for the account of the several Underwriters and (to the extent described in the Pricing Prospectus and the Prospectus) the initial purchasers thereof; and there are no restrictions on subsequent transfers of the ADSs under the laws of the Cayman Islands, the PRC or the United States except as described in the Pricing Prospectus under the captions “Description of Share Capital,” “Description of American Depositary Shares” and “Shares Eligible for Future Sale”;

(xv) The Company does not own or control, directly or indirectly, any corporation, association or entity other than Universal International Advertising Limited (“UIAL”) and Mass Media & Universal International Advertising Co., Ltd. (“Universal”). All of the issued and outstanding capital stock of each subsidiary of the Company has been duly authorized and validly issued and is fully paid and non-assessable. The issued and outstanding capital stock of each subsidiary owned by the Company, directly or through a subsidiary, is free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity. None of the outstanding shares of capital stock of a subsidiary was issued in violation of the preemptive or similar rights of any securityholder of such subsidiary;

(xvi) The Shares to be issued underlying the ADSs to be sold by the Company to the Underwriters hereunder have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued and fully paid and non-assessable and will conform in all material respects to the description of the Ordinary Shares contained in the Pricing Prospectus and the Prospectus;

(xvii) This Agreement has been duly authorized, executed and delivered by the Company and [            ] and constitutes a valid and legally binding agreement of the Company and [            ], enforceable in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency, reorganization and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles;

(xviii) The Deposit Agreement has been duly authorized, executed and delivered by the Company and the Depositary and constitutes a valid and legally binding agreement of the Company, enforceable in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency, reorganization and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles; upon issuance by the Depositary of ADRs evidencing ADSs and the deposit of Shares in respect thereof in accordance with the provisions of the Deposit Agreement, such ADRs will be duly and validly issued and the persons in whose names the ADRs are registered will be entitled to the rights of registered holders of ADRs specified therein and in the Deposit Agreement; and the Deposit Agreement and the ADRs conform in all material respects to the descriptions thereof contained in the Pricing Prospectus and the Prospectus;

(xix) The Registration Statement, the Pricing Prospectus, the Prospectus, any Issuer Free Writing Prospectus, the ADS Registration Statement and the Form 8-A Registration Statement and the filing of the Registration Statement, the Pricing Prospectus, the Prospectus, any Issuer Free Writing Prospectus, the ADS Registration Statement and the Form 8-A Registration Statement with the Commission have been duly authorized by and on behalf of the Company, and the Registration Statement, the ADS Registration Statement and the Form 8-A Registration Statement have been duly executed pursuant to such authorization by and on behalf of the Company;

(xx) The issue and sale of the Shares to be sold by the Company hereunder and the deposit of the Shares being deposited with the Depositary against issuance of the ADRs evidencing the ADSs and the execution and delivery of this Agreement and the compliance by the Company with all of the provisions of this Agreement and the Deposit Agreement and the consummation of the transactions contemplated herein, therein and in the Registration Statement will not (A) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the

Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (B) result in any violation of the provisions of the constituent documents of the Company or any of its subsidiaries, or (C) result in any violation of any statute or any order, rule or regulation of any Governmental Agency having jurisdiction over the Company or any of its subsidiaries or any of their properties or assets. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any subsidiary;

(xxi) No consent, approval, authorization, order, registration, clearance or qualification of or with any Governmental Agency (hereinafter referred to as “Government Authorizations”) is required for the issue and sale of the Shares or the ADSs, for the deposit of the Shares being deposited with the Depositary against issuance of ADRs evidencing the ADSs to be delivered or the consummation by the Company of the transactions contemplated by this Agreement and the Deposit Agreement, except (A) the registration under the Act of the Shares and the ADSs and listing of the Shares and the ADSs on the New York Stock Exchange (the “NYSE”), (B) such Governmental Authorizations as have been duly obtained and are in full force and effect and copies of which have been furnished to you, (C) such Governmental Authorizations as may be required under state securities or Blue Sky laws or any laws of jurisdictions outside the Cayman Islands and the United States in connection with the purchase and distribution of the Shares and ADSs by or for the respective accounts of the several Underwriters and (D) the China Securities Regulatory Commission approval (“CSRC Approval”) that may be required under the PRC Regulation on Mergers and Acquisitions of Domestic Companies by Foreign Investors dated August 8, 2006 and as set forth in the Pricing Disclosure Package and the Prospectus;

(xxii) No person has any preemptive rights, resale rights, rights of first refusal or other rights to purchase any Ordinary Shares or shares of any other capital stock of or other equity interests in the Company and no person has the right to act as an underwriter or as a financial advisor to the Company in connection with the offer and sale of the ADSs;

(xxiii) Except as disclosed in the Pricing Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement, the ADS Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Act;

(xxiv) The descriptions of the events and transactions (the “Restructuring”) set forth in the Pricing Prospectus and the Prospectus under the caption “Our Corporate History and Structure” are accurate, complete and fair summaries regarding the matters described therein in all material respects;

(xxv) The Restructuring has been carried out and completed in compliance with applicable law or statute, rule or regulation of any Governmental Agency having jurisdiction over the Company or any of its subsidiaries or any of their properties (including but not limited to the Ministry of Commerce, the State Administration of Industry and Commerce and the State Administration of Foreign Exchange of the PRC), including, without limitation, the Administrative Measures of Foreign Investment in the Advertising Industry dated March 24, 2004 (the “Administrative Measures”), the Foreign Investment Industrial Guidance Catalogue dated October 31, 2007 (the “Catalogue”) and the Regulations on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors (the “M&A Rules”), and (A) does not violate, breach, contravene or otherwise conflict with any applicable PRC laws, rules or regulations, (B) contravene the articles of association, business license or other constituent documents of the Company or any of its subsidiaries, or (C) conflict with or result in a breach of violation of any of the terms or provisions of, or constitute a default under, any license, indenture, mortgage, deed of trust, loan agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject;

(xxvi) The corporate structure of the Company after the completion of the Restructuring complies, and after the consummation of the offering and sale of the Shares and ADSs, will comply, with all applicable PRC laws, rules and regulations, including, without limitation, the Administrative Measures, Catalogue and the M&A Rules, and does not violate, breach, contravene or otherwise conflict with any applicable PRC laws, rules or regulations;

(xxvii) All Governmental Authorizations required under the PRC laws, rules and regulations in connection with the Restructuring have been granted, made or unconditionally obtained in writing and are in full force and effect, and no such Governmental Authorization has been withdrawn or revoked or is subject to any condition precedent which has not been fulfilled or performed;

(xxviii) The issuance and sale of the Shares and the ADSs, the listing and trading of the ADSs on the NYSE or the consummation of the transactions contemplated by this Agreement and the Deposit Agreement are not and will not be, as of the date hereof or at each Time of Delivery, adversely affected by the M&A Rules or any official clarifications, guidance, interpretations or implementation rules in connection with or related to the M&A Rules (collectively, the “M&A Rules and Related Clarifications”);

(xxix) As of the date of the Pricing Prospectus and as of the date hereof, the M&A Rules and Related Clarifications did not and do not apply to the issuance and sale of the Shares and the ADSs, the listing and trading of the ADSs on the NYSE, or the consummation of the transactions contemplated by this Agreement and the Deposit Agreement;

(xxx) The statements set forth in the Pricing Prospectus and the Prospectus under the captions “Risk Factors—Risks Related to Doing Business in China—The approval of the PRC Securities Regulatory Commission, or the CSRC, may be required in connection with this offering; any requirement to obtain prior CSRC approval could delay this offering and a failure to obtain this approval, if required, could have a material adverse effect on our business, operating results, reputation and trading price of our ADSs, and may also create uncertainties for this offering,” when taken together with the statements under “Regulations on Overseas Listing,” are fair and accurate summaries of the matters described therein in all material respects, and nothing has been omitted from such summaries which would make the same misleading in any material respect;

(xxxi) Each of the Company and its subsidiaries that were incorporated outside of the PRC has taken, or is in the process of taking, all reasonable steps to comply with, and to ensure compliance by each of its shareholders, option holders that is, or is directly or indirectly owned or controlled by, a PRC resident or citizen with any applicable rules and regulations of the relevant PRC government agencies (including but not limited to the Ministry of Commerce, the National Development and Reform Commission and the State Administration of Foreign Exchange) relating to overseas investment by PRC residents and citizens or overseas listing by offshore special purpose vehicles controlled directly or indirectly by PRC companies and individuals (the “PRC Overseas Investment and Listing Regulations”), including, without limitation, requesting each shareholder, option holder that is, or is directly or indirectly owned or controlled by, a PRC resident or citizen to complete any registration and other procedures required under applicable PRC Overseas Investment and Listing Regulations;

(xxxii) There are no legal, arbitration or governmental proceedings or regulatory or administrative inquiries or investigations pending to which [            ], the Company or any of its subsidiaries is a party or of which any property of [            ], the Company or any of its subsidiaries is the subject (A) that, if determined adversely to [            ], the Company or any of its subsidiaries, would have a Material Adverse Effect or the transactions contemplated in this Agreement or the performance by the Company or [            ] of its obligations hereunder, or (B) that are required to be described in the Registration Statement and are not so described; and except as set forth in the Pricing Prospectus, to the Company’s best knowledge after due inquiry, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

(xxxiii) The statements set forth in the Pricing Prospectus and the Prospectus under the captions “Description of Share Capital” and “Description of American Depositary Shares,” insofar as they purport to constitute a summary of the terms of the Ordinary Shares and the ADSs, respectively, and under the captions “Taxation” and “Underwriting,” insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair summaries regarding the matters described therein in all material respects;

(xxxiv) There are no contracts or documents which are required to be described in the Registration Statement, the Pricing Prospectus or the Prospectus or to be filed as exhibits to the Registration Statement which have not been so described and filed as required;

(xxxv) Neither the Company nor any of its subsidiaries has sent or received any communication regarding termination of, or intent not to renew, any of the contracts or agreements referred to or described in the Pricing Prospectus or the Prospectus, or referred to or described in, or filed as an exhibit to, the Registration Statement, and no such termination or non-renewal has been threatened by the Company or any of its subsidiaries or, to the Company’s best knowledge after due inquiry, by any other party to any such contract or agreement;

(xxxvi) Except as described in the Pricing Prospectus, (A) each of the Company and its subsidiaries owns, possesses, licenses, can acquire on reasonable terms, or has other rights to use the copyrights, trademarks, service marks, trade names, Internet domain names, technology, know-how (including trade secrets and other unpatented and/or unpatentable proprietary rights) and other intellectual property necessary or used in any material respect to conduct its business in the manner in which it is being conducted and in the manner in which it is contemplated as set forth in the Pricing Prospectus and the Prospectus (collectively, the “Intellectual Property”); (B) none of the material copyrights owned or licensed by the Company or any of its subsidiaries is unenforceable or invalid; (C) neither the Company nor any of its subsidiaries has received any notice of violation or conflict with (and neither the Company nor any of its subsidiaries knows of any basis for violation or conflict with) rights of others with respect to the Intellectual Property; (D) there are no pending or, to the Company’s best knowledge after due inquiry, threatened actions, suits, proceedings or claims by others that allege the Company or any of its subsidiaries is infringing any patent, trade secret, trademark, service mark, copyright or other intellectual property or proprietary right and (E) the Company and its subsidiaries are not in breach of, and have complied in all material respects with all terms of, any license or other agreement relating to the Intellectual Property and there are no contracts or other documents related to the Intellectual Property required to be described in or filed as an exhibit to the Registration Statement other than those described in or filed as an exhibit to the Registration Statement;

(xxxvii) Each of the Company and its subsidiaries has good and marketable title to all real property and good and marketable title to all personal property owned by it, in each case, free and clear of all liens, encumbrances and defects except such as are described in the Pricing Prospectus or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by each of the Company and its subsidiaries; any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries; and neither the Company nor any of its subsidiaries has received any notice of any material claim that has been asserted by anyone adverse to the rights of the Company or any subsidiary under any of the leases mentioned above, or affecting or questioning the rights of the Company or such subsidiary to the continued possession of the leased premises under any such lease;

(xxxviii) The Company and its subsidiaries maintain insurance covering their respective properties, operations, personnel and businesses as the Company reasonably deems adequate; such insurance insures against such losses and risks to an extent which is adequate in accordance with customary industry practice to protect the Company and its subsidiaries and their respective businesses; all such insurance is fully in force on the date hereof and will be fully in force at the time of purchase and each additional time of purchase, if any; neither the Company nor any of its subsidiaries has reason to believe that it will not be able to renew any such insurance as and when such insurance expires or to obtain comparable coverage from similar insurance institutions as may be necessary or appropriate to conduct its business as currently conducted; and there is no material insurance claim made by or against the Company or any of its subsidiaries, pending, outstanding or, to the Company’s best knowledge after due inquiry, threatened and no facts or circumstances exist which would reasonably be expected to give rise to any such claim and all due premiums in respect thereof have been paid;

(xxxix) Except as set forth in the Pricing Prospectus, the Company has not sold, issued or distributed any shares during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A, Regulation D or Regulation S promulgated under the Act, other than shares issued pursuant to employee benefit plans or pursuant to outstanding options, rights or warrants;

(xl) Except as disclosed in the Pricing Prospectus, no material indebtedness (actual or contingent) and no material contract or arrangement is outstanding between the Company or any of its subsidiaries and any director or executive officer of the Company or any of its subsidiaries or any person connected with such director or executive officer (including his/her spouse, infant children, any company or undertaking in which he/she holds a controlling interest); and there are no material relationships or transactions between the Company or any of its subsidiaries on the one hand and its affiliates, executive officers and directors or their shareholders, customers or suppliers on the other hand which, although required to be disclosed, are not disclosed in the Pricing Prospectus and the Prospectus;

(xli) Except as described in the Pricing Prospectus, the Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that: (A) transactions are executed in accordance with management’s general or specific authorizations; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with US GAAP; (C) access to assets is permitted only in accordance with management’s general or specific authorization; (D) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate actions are taken with respect to any differences; and (E) the Company has made and kept books, records and accounts which, in reasonable detail, accurately and fairly reflect the transactions and dispositions of assets of such entity;

(xlii) The Company has established and maintains and evaluates “disclosure controls and procedures” (as such term is defined in Rule 13a-15 and 15d-15 under the Exchange Act) and “internal control over financial reporting” (as such term is defined in Rule 13a-15 and 15d-15 under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to the Company, including its subsidiaries, is made known to the Company’s chief executive officer and chief financial officer by others within those entities, and such disclosure controls and procedures are effective to perform the functions for which they were established; the Company’s independent registered public accounting firm and the Board of Directors of the Company have been advised of: (A) all significant deficiencies, if any, in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize and report financial data; and (B) all fraud, if any, whether or not material, that involves management or other employees who have a role in the Company’s internal controls; all material weaknesses, if any, in internal controls have been identified to the Company’s independent registered public accounting firm; such internal control over financial reporting has been designed by the Company’s chief executive officer and chief financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with US GAAP; since the date of the most recent evaluation of such disclosure controls and procedures and internal controls, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses; and the Company has taken all necessary actions to ensure that, upon and at all times after the filing of the Registration Statement, the Company and its subsidiaries and their respective officers and directors, in their capacities as such, will be in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and the rules and regulations promulgated thereunder;

(xliii) Except as described in the Pricing Prospectus, neither the Company nor any of its subsidiaries has any material obligation to provide retirement, healthcare, death or disability benefits to any of the present or past employees of the Company or any of its subsidiaries, or to any other person;

(xliv) No material labor dispute, work stoppage, slow down or other conflict with the employees of the Company or any of its subsidiaries exists or, to the Company’s best knowledge after due inquiry, is threatened; and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or any subsidiary’s principal suppliers, customers, which, in either case, would have a Material Adverse Effect;

(xlv) The Company and its subsidiaries and their respective properties, assets and operations are in all material respects in compliance with Environmental Laws (as defined below); there are no past, present or reasonably anticipated future events, conditions, circumstances, activities, practices, actions, omissions or plans that could reasonably be expected to give rise to any material costs or liabilities to the Company or any of its subsidiaries under, or to interfere with or prevent compliance by the Company or any of its subsidiaries with, Environmental Laws (as used herein, “Environmental Law” means any applicable law, statute, ordinance, rule, regulation, order, notice, directive, decree, judgment, injunction, permit, license, authorization or other binding requirement relating to health, safety or the protection, cleanup or restoration of the environment or natural resources;

(xlvi) Neither the Company nor any of its Subsidiaries has entered into any memorandum of understanding, letter of intent, definitive agreement or any similar agreements with respect to a merger or consolidation or a material acquisition or disposition of assets, Intellectual Property, business units or businesses

(xlvii) ADSs have been approved for listing on the NYSE, subject to official notice of issuance;

(xlviii) Neither the Company nor any of its subsidiaries is engaged in any trading activities involving commodity contracts or other trading contracts which are not currently traded on a securities or commodities exchange and for which the market value cannot be determined;

(xlix) The Company is a “foreign private issuer” within the meaning of Rule 405 under the Act;

(l) The application of the net proceeds from the offering of ADSs, as described in the Pricing Prospectus and the Prospectus, will not contravene any provision of any current and applicable laws or the current constituent documents of the Company or any of its subsidiaries or contravene the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, note, lease or other agreement or instrument currently binding upon the Company or any of its subsidiaries or any Governmental Authorization applicable to any of the Company or any of its subsidiaries;

(li) The Company is not and, after giving effect to the offering and sale of the Shares and ADSs and the application of the proceeds thereof, will not be required to register as an “investment company,” as such term is defined in the U.S. Investment Company Act of 1940, as amended;

(lii) The Company does not expect to be a Passive Foreign Investment Company (“PFIC”) within the meaning of Section 1297(a) of the United States Internal Revenue Code of 1986, as amended, for the taxable year ending December 31, 2008, and does not expect to become a PFIC in the future;

(liii) Each of this Agreement and the Deposit Agreement is in proper form to be enforceable against the Company in the Cayman Islands in accordance with its terms; to ensure the legality, validity, enforceability or admissibility into evidence in the Cayman Islands of this Agreement or the Deposit Agreement, it is not necessary that this Agreement or the Deposit Agreement be filed or recorded with any court or other authority in the Cayman Islands or that any stamp or similar tax in the Cayman Islands be paid on or in respect of this Agreement, the Deposit Agreement or any other documents to be furnished hereunder;

(liv) No holder of any of the Shares or the ADSs after the consummation of the transactions contemplated by this Agreement or the Deposit Agreement is or will be subject to any personal liability in respect of any liability of the Company by virtue only of its holding of any such Shares or ADSs; and except as set forth in the Pricing Prospectus, there are no limitations on the rights of holders of the Shares or the ADSs to hold, vote or transfer their securities;

(lv) Under the laws of the Cayman Islands, each holder of ADRs evidencing ADSs issued pursuant to the Deposit Agreement shall be entitled, subject to the Deposit Agreement, to seek enforcement of its rights through the Depositary or its nominee registered as representative of the holders of the ADRs in a direct suit, action or proceeding against the Company;

(lvi) All amounts payable by the Company in respect of the ADRs evidencing the ADSs or the underlying Shares shall be made free and clear of and without deduction for or on account of any taxes imposed, assessed or levied by the Cayman Islands or any authority thereof or therein (except such income taxes as may otherwise be imposed by the Cayman Islands on payments hereunder to an Underwriter whose net income is subject to tax by the Cayman Islands or withholding, if any, with respect to any such income tax) nor are any taxes imposed in the Cayman Islands on, or by virtue of the execution or delivery of, such documents;

(lvii) All returns, reports or filings which ought to have been made by or in respect of the Company and its subsidiaries for taxation purposes as required by the law of the jurisdictions where the Company and its subsidiaries are incorporated, managed or engage in business have been made and all such returns are correct and on a proper basis in all material respects and are not the subject of any dispute with the relevant taxation or other appropriate authorities except as may be being contested in good faith and by appropriate proceedings; the provisions included in the audited consolidated financial statements as set out in the Pricing Prospectus and the Prospectus included appropriate provisions required under US GAAP for all taxation in respect of accounting periods ended on or before the accounting reference date to which such audited accounts relate for which the Company was then or might reasonably be expected thereafter to become or have become liable; and neither the Company nor any of its subsidiaries has received notice of any tax deficiency with respect to the Company or any of its subsidiaries;

(lviii) Any statistical and market-related data included in the Pricing Prospectus and the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate, and the Company has obtained the written consent for the use of such data from such sources to the extent required;

(lix) All dividends and other distributions declared and payable on the shares of capital stock of the Company may under the current laws and regulations of the Cayman Islands be paid to the Depositary, and all such dividends and other distributions will not be subject to withholding or other taxes under the laws and regulations of the Cayman Islands and are otherwise free and clear of any other tax, withholding or deduction in the Cayman Islands and without the necessity of obtaining any consents, approvals, authorizations, orders, registrations, clearances or qualifications of or with any Governmental Agency having jurisdiction over the Company or any of its subsidiaries or any of their respective properties (hereinafter referred to as “Governmental Authorizations”) in the Cayman Islands;

(lx) Dividends declared with respect to after-tax retained earnings on the equity interests of UIAL may under the current laws and regulations of the British Virgin Islands be paid to the Company and all such dividends and other distributions will not be subject to withholding or other taxes under the laws and regulations of the British Virgin Island and are otherwise free and clear of any other tax, withholding or deduction in the British Virgin Island, and without the necessity of obtaining any Governmental Authorization in the British Virgin Island;

(lxi) Dividends declared with respect to after tax retained earnings on the equity interests of Universal may under the current laws and regulations of the PRC be paid to UIAL in Renminbi that may be converted into U.S. dollars and freely transferred out of the PRC without the necessity of obtaining any Governmental Authorization in the PRC, and all such dividends and other distributions are not and will not be subject to any taxes under the laws and regulations of the PRC except as disclosed in the Pricing Prospectus;

(lxii) No stamp or other issuance or transfer taxes or duties and no capital gains, income, withholding or other taxes are payable by or on behalf of the Underwriters to the government of the Cayman Islands or the PRC, or any political subdivision or taxing authority thereof or therein in connection with: (A) the deposit with the Depositary of the Shares by the Company against the issuance of ADRs evidencing the ADSs, (B) the sale and delivery by the Company of the Shares and the ADSs to or for the respective accounts of the several Underwriters or (C) the sale and delivery by the Underwriters of the Shares and the ADSs to the initial purchasers thereof in the manner contemplated by this Agreement;

(lxiii) There are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with the issuance and sale of the ADSs;

(lxiv) Under the laws of the Cayman Islands, the courts of the Cayman Islands will recognize and give effect to the choice of law provisions set forth in Section 15 hereof and enforce judgments of U.S. courts obtained against the Company to enforce this Agreement; under the laws of the PRC, the choice of law provisions set forth in Section 15 hereof will be recognized by the courts of the PRC and any judgment obtained in any New York Court (as defined in Section 15 hereof) arising out of or in relation to the obligations of the Company under this Agreement will be recognized in PRC courts subject to the applicable provisions of the Civil Procedure Law of the PRC relating to the enforceability of foreign judgments;

(lxv) Neither the Company nor any of its subsidiaries nor, to the best knowledge of the Company after due inquiry, any of their respective officers, employees, directors, representatives or agents has offered, promised, authorized or made, directly or indirectly, (A) any unlawful payments or (B) payments or other inducements (whether lawful or unlawful) to any Government Official (as defined below), with the intent or purpose of: (A) influencing any act or decision of such Government Official in his official capacity, (B) inducing such Government Official to do or omit to do any act in violation of the lawful duty of such Government Official, (C) securing any improper advantage, or (D) inducing such Government Official to use his influence with a government or instrumentality thereof, political party or international organization to affect or influence any act or decision of such government or instrumentality, political party or international organization, in order to assist the Company or any of its subsidiaries in obtaining or retaining business for or with, or directing business to, any person. Neither the Company nor any of its subsidiaries nor any of their respective officers, employees, directors, representatives or agents has offered, promised, authorized or made, directly or indirectly, any payments or other inducements specified in the proceeding sentence to a Government Officials in violation of either Cayman Islands, British Virgin Islands or Chinese law against improper payments. Notwithstanding provisions under the proceeding sentences, any facilitating or expediting payment made to a Government Official for the purpose of expediting or securing the performance of a routine governmental action by a Government Official shall not constitute a breach of the representation made in this subsection.

As used in this subsection, “Government Official” means (A) any employee or official of any government, including any employee or official of any entity owned or controlled by a government, (B) any employee or official of a political party, (C) any candidate for political office or his employee, or (D) any employee or official of an international organization. For the avoidance of doubt, the term Government Official shall include any employee or official of a television station owned or controlled by a government;

(lxvi) (i) None of the Company’s subsidiaries, affiliates, employees, agents and directors and officers: (a) does any business with or involving the government of, or any person or project located in, any country targeted by any of the economic sanctions promulgated by any Executive Order issued by the President of the United States or administered by the United States Treasury Department’s Office of Foreign Assets Control (the “OFAC”); or (b) supports or facilitates any such business or project, in each case other than as permitted under such economic sanctions; (ii) none of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the OFAC (including but not limited to the designation as a “specially designated national or blocked person” thereunder), Her Majesty’s Treasury, the United Nations Security Council, or the European Union or is located, organized or resident in a country or territory that is the subject of OFAC-administered sanctions, including, without limitation, Burma/Myanmar, Cuba, Iran, North Korea, Sudan and Syria; and (iii) the proceeds from the offering of the ADSs contemplated hereby will not be used to fund any operations in, to finance any investments, projects or activities in, or to make any payments to, any country, or to make any payments to, or finance any activities with, any person targeted by any of such economic sanctions;

(lxvii) There are no affiliations or associations between (A) any member of FINRA and (B) the Company or any of the Company’s officers, directors or 5% or greater security holders or any beneficial owner of the Company’s unregistered equity securities that were acquired at any time on or after the 180th day immediately preceding the date the Registration Statement was initially submitted to the Commission on a confidential basis;

(lxviii) Each “forward-looking statement” (within the meaning of Section 27A of the Act or Section 21E of the Exchange Act) contained in the Registration Statement, the Pricing Prospectus, the Prospectus and each Issuer Free Writing Prospectus, if any, has been made or reaffirmed with a reasonable basis and in good faith;

(lxix) Each officer, director, shareholder and option holder of the Company set forth on Schedule III hereto has furnished to the Representative, prior to the date of this Agreement, a letter or letters, substantially in the form of Exhibit B hereto (each such letter a “Lock-Up Agreement”);

(lxx) Neither the Company nor any of its subsidiaries has taken, directly or indirectly, any action which was designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares and the ADSs;

(lxxi) The Registration Statement, each Preliminary Prospectus, the Pricing Prospectus, the Prospectus and each Issuer Free Writing Prospectus comply, and any further amendments or supplements thereto will comply, with any applicable laws or regulations of any jurisdiction in which any Preliminary Prospectus, the Pricing Prospectus, the Prospectus or any Issuer Free Writing Prospectus is distributed in connection with the Directed Share Program; and no Governmental Authorization, other than those heretofore obtained, is required in connection with the offering of the Reserved ADSs in any jurisdiction where the Reserved ADSs are being offered;

(lxxii) All of the Ordinary Shares issuable upon the conversion of the outstanding series A redeemable convertible preferred shares (the “Preferred Stock”) as described in the Pricing Prospectus have been duly authorized and reserved for issuance; and, prior to the First Time of Delivery (as defined in Section 4 hereof), all of the Preferred Stock will be converted into Ordinary Shares and all such Ordinary Shares will be duly authorized, validly issued and fully paid and non-assessable;

(lxxiii) The section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources” in the Pricing Prospectus and the Prospectus accurately and fully describes: (A) all material trends, demands, commitments, events, uncertainties and risks, and the potential effects thereof, that the Company believes would materially affect liquidity and are reasonably likely to occur; and (B) all off-balance sheet transactions, arrangements, and obligations, including, without limitation, relationships with unconsolidated entities that are contractually limited to narrow activities that facilities the transfer of or access to assets by the Company or any of its subsidiaries, such as structured finance entities and special purpose entities that are reasonably likely to have a material effect on the liquidity of the Company or any of its subsidiaries or the availability thereof or the requirements of the Company or any of its subsidiaries of capital resources;

(lxxiv) There are no business relationships or related party transactions involving the Company or any of its subsidiaries or any other person required to be described in the Registration Statement, the Pricing Prospectus or the Prospectus which have not been described as required;

In addition, any certificate signed by any officer of the Company or by [            ] and delivered to the Underwriters or counsel to the Underwriters in connection with the offering of the ADSs shall be deemed to be a representation and warranty by the Company or [            ], as to matters covered thereby, to each of the Underwriters.

2. Subject to the terms and conditions herein set forth, (a) the Company agrees to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at a purchase price per ADS of US$            , the number of Firm ADSs (to be adjusted by you so as to eliminate fractional shares) as set forth opposite the name of such Underwriter in Schedule I attached hereto and (b) in the event and to the extent that the Underwriters shall exercise the election to purchase Optional ADSs as provided below, the Company agrees to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the purchase price per ADS set forth in clause (a) of this Section 2, that portion of the number of Optional ADSs as set forth opposite the name of such Underwriter in Schedule I attached hereto.

The Company hereby grants to the Underwriters the right to purchase at their election up to 2,163,750 Optional ADSs, at the purchase price per ADS set forth in the paragraph above, for the sole purpose of covering sales of shares in excess of the number of Firm ADSs. Any such election to purchase Optional ADSs may be exercised only by written notice from you to the Company, given within a period of 30 calendar days after the date of this Agreement and setting forth the aggregate number of Optional ADSs to be purchased and the date on which such Optional ADSs are to be delivered, as determined by you but in no event earlier than the First Time of Delivery (as defined in Section 4 hereof) or, unless you, the Company otherwise agrees in writing, earlier than two or later than ten business days after the date of such notice.

3. Upon the authorization by you of the release of the Firm ADSs, the several Underwriters propose to offer the Firm ADSs for sale upon the terms and conditions set forth in the Prospectus.

4. (a) The ADSs to be purchased by each Underwriter hereunder, in book entry form, and in such authorized denominations and registered in such names as the Representative may request upon at least forty-eight hours’ notice to the Company prior to a Time of Delivery, shall be delivered by or on behalf of the Company to the Representative, through the facilities of The Depository Trust Company (“DTC”), for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account(s) specified by the Company to the Representative at least forty-eight hours in advance of such Time of Delivery. The Company will cause the certificates representing the Shares to be made available for checking at least twenty-four hours prior to the Time of Delivery with respect thereto at the office of the designated custodian of the Depository in Hong Kong. The time and date of such delivery and payment shall be, with respect to the Firm ADSs, 9:30 a.m., New York City time, on             , 2008 or such other time and date as the Representative and the Company may agree upon in writing, and, with respect to the Optional ADSs, 9:30 a.m., New York City time, on the date specified by the Representative in the written notice given by the Representative of the Underwriters’ election to purchase such Optional ADSs, or such other time and date as the Representative and the Company may agree upon in writing. Such time and date for delivery of the Firm ADSs is herein called the “First Time of Delivery,” such time and date for delivery of the Optional ADSs, if not the First Time of Delivery, is herein called the “Second Time of Delivery,” and each such time and date for delivery is herein called a “Time of Delivery.”

(b) The documents to be delivered at each Time of Delivery by or on behalf of the parties hereto pursuant to Section 8 hereof, including the cross-receipt for the ADSs and any additional documents requested by the Underwriters pursuant to Section 8 hereof, will be delivered at the offices of Latham & Watkins LLP, 41st Floor, One Exchange Square, 8 Connaught Place, Central, Hong Kong (the “Closing Location”), and the ADSs will be delivered as specified in Section (a) above, all at such Time of Delivery. A meeting will be held at the Closing Location at 4:00 p.m., Hong Kong time, on the New York Business Day next preceding such Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 4, “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close.

5. The Company agrees with each of the Underwriters:

(i) To prepare the Prospectus in a form approved by you and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Act; to make no further amendment or any supplement to the Registration Statement or the Prospectus prior to the last Time of Delivery which shall be disapproved by you promptly after reasonable notice thereof; to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed and to furnish you copies thereof; to file promptly all material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Act; to advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus in respect of the ADSs, of the suspension of the qualification of the ADSs for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement, any Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus or for additional information; in the event of such request for amendment or supplement, to provide you and your counsel copies of any proposed amendment or supplement for review and comment a reasonable amount of time prior to any proposed filing and not to file such amendment or supplement which shall be disapproved by you; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus or suspending any such qualification, promptly to use its best efforts to obtain the withdrawal of such order;

(ii) Promptly from time to time to take such action as you may reasonably request to qualify the ADSs for offering and sale under the securities laws of such jurisdictions as you may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the ADSs, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

(iii) Prior to 10:00 a.m., New York City time, on the New York Business Day next succeeding the date of this Agreement and from time to time, to furnish the Underwriters with written and electronic copies of the Prospectus in such quantities as you may reasonably request, and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the ADSs and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus in order to comply with the Act, to notify you and upon your request to prepare and furnish without charge to each Underwriter and to any dealer in securities as many written and electronic copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance; and in case any Underwriter is required to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) in connection with sales of any of the ADSs at any time nine months or more after the time of issue of the Prospectus, upon your request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many written and electronic copies as you may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;

(iv) To furnish to you one copy for the Representative and one copy for United States counsel to the Underwriters of the Registration Statement, as initially filed with the Commission, and of all amendments thereto (including all exhibits thereto) and sufficient copies of the foregoing (other than exhibits) for distribution of a copy to each of the other Underwriters;

(v) To make generally available to its security holders as soon as practicable, but in any event not later than sixteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), a consolidated earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158);

(vi) During the period beginning from the date hereof and continuing to and including the date 180 days after the date of the Prospectus (the “Lock-Up Period”) not to offer, sell, contract to sell, pledge, grant any option to purchase, purchase any option or contract to sell, right or warrant to purchase, make any short sale, file a registration statement with respect to, or otherwise dispose of (including entering into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequence of ownership interests, whether or not such swap or other transaction is to be settled by delivery of ADSs, Ordinary Shares or such other securities, in cash or otherwise), except as provided hereunder, any ADSs or Ordinary Shares or securities of the Company that are substantially similar to the ADSs or Ordinary Shares, including but not limited to any options or warrants to purchase Ordinary Shares or any securities that are convertible into or exchangeable for, or that represent the right to receive, ADSs or Ordinary Shares or any such substantially similar securities, in each case other than pursuant to the Company’s employee share incentive plan existing on the date of this Agreement and which is described in the Pricing Prospectus and the filing of a registration statement on Form S-8 by the Company with the Commission with respect to the Ordinary Shares underlying option grants made under such plan, without your prior written consent, except that the foregoing restrictions shall not apply to the ADSs and the Ordinary Shares underlying such ADSs to be sold under this Agreement; provided, however, that if (1) during the last 17 days of the initial Lock-Up Period, the Company releases earnings results or announces material news or a material event or (2) prior to the expiration of the initial Lock-Up Period, the Company announces, or if the Representative determines, that it will release earnings results during the 15-day period following the last day of the initial Lock-Up Period, then in each case the Lock-Up Period will be automatically extended until the expiration of the 18-day period beginning on the date of release of the earnings results or the announcement of the material news or material event, as applicable, unless the Representative waives, in writing, such extension; and the Company will provide the Representative and each shareholder subject to the Lock-Up Period pursuant to the lockup letters described in Section 1 (lxix) with prior notice of any such announcement that gives rise to an extension of the Lock-Up Period;

(vii) To furnish to its shareholders as soon as practicable after the end of each fiscal year an annual report (in English) (including a balance sheet and statements of income, shareholders’ equity and cash flows of the Company and its subsidiaries prepared in conformity with US GAAP and certified by independent registered public accounting firm) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the effective date of the Registration Statement), to make available to its shareholders consolidated summary financial information of the Company and its subsidiaries for such quarter in reasonable detail;

(viii) During a period of two years from the effective date of the Registration Statement, to furnish to you copies of all reports or other communications (financial or other) furnished to shareholders, and to deliver to you (i) as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any securities exchange on which any class of securities of the Company is listed; and (ii) such additional information concerning the business and financial condition of the Company as you may from time to time reasonably request (such financial statements to be on a consolidated basis to the extent the accounts of the Company and its subsidiaries are consolidated in reports furnished to its shareholders generally or to the Commission);

(ix) To use the net proceeds received by it from the sale of the ADSs pursuant to this Agreement in the manner specified in the Pricing Prospectus and the Prospectus under the caption “Use of Proceeds” and in a manner such that the Company will be in compliance with any applicable laws, rules and regulations of any Governmental Agency having jurisdiction over the Company or its subsidiaries including, without limitation, the requirement to repatriate the net proceeds received by it into the PRC under the applicable regulations of the Ministry of Commerce and the State Administration of Foreign Exchange of the PRC; not to use any of the proceeds from the offering of the ADSs contemplated hereby to fund any operations in, to finance any investments, projects or activities in, or to make any payments to, any country, or to make any payments to, or finance any activities with, any person, targeted by any of the economic sanctions promulgated by any Executive Order issued by the President of the United States or administered by the OFAC; and to maintain and implement adequate internal controls and procedures to monitor and audit transactions that are reasonably designed to detect and prevent any use of the proceeds from the offering of the ADSs contemplated hereby that is inconsistent with any of the Company’s representations and obligations under the preceding sentence;

(x) Prior to each Time of Delivery, to deposit Ordinary Shares with the Depositary in accordance with the provisions of the Deposit Agreement and otherwise to comply with the Deposit Agreement so that ADRs evidencing ADSs will be executed (and, if applicable, countersigned) and issued by the Depositary against receipt of such Ordinary Shares and delivered to the Underwriters at such Time of Delivery;

(xi) Not to (and to cause its affiliates not to) take, directly or indirectly, any action which is designed to or which constitutes or which would reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company or facilitate the sale or resale of the Shares or the ADSs;

(xii) To use its best efforts to effect and maintain the listing of the Shares and ADSs on the NYSE;

(xiii) To file with the Commission such information on Form 20-F as may be required by Rule 463 under the Act;

(xiv) If the Company elects to rely upon Rule 462(b), the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 p.m., Washington, D.C. time, on the date of this Agreement, and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Act;

(xv) Upon request of any Underwriter, to furnish, or cause to be furnished, to such Underwriter an electronic version of the Company’s trademarks, servicemarks and corporate logo for use on the website, if any, operated by such Underwriter for the purpose of facilitating the on-line offering of the ADSs (the “License”); provided, however, that the License shall be used solely for the purpose described above, is granted without any fee and may not be assigned or transferred;

(xvi) To indemnify and hold each of the Underwriters harmless against any documentary, stamp or similar issuance or transfer taxes, duties or fees and any transaction levies, commissions or brokerage charges, including any interest and penalties, which are or may be required to be paid in connection with the creation, allotment, issuance, offer and distribution of the Shares and ADSs to be sold by the Company and the execution and delivery of this Agreement and the Deposit Agreement;

(xvii) To comply with Rule 433(d) under the Act (without reliance on Rule 164(b) under the Act) and with Rule 433(g) under the Act;

(xviii) Prior to each Time of Delivery, to issue no press release or other communication directly or indirectly and hold no press conferences with respect to the Company or any of its subsidiaries, the financial condition, results of operations, business, properties, assets, or liabilities of the Company or any of its subsidiaries, or the offering of the ADSs, without your prior consent; and

(xix) Not, at any time at or after the execution of this Agreement, to, directly or indirectly, offer or sell any Shares or ADSs by means of any “prospectus” (within the meaning of the Act), or use any “prospectus” (within the meaning of the Act) in connection with the offer or sale of the Shares or ADSs, in each case other than the Prospectus.

6. (a) The Company represents and agrees that, without the prior consent of the Representative, it has not made and will not make any offer relating to the Shares and the ADSs that would constitute a “free writing prospectus” as defined in Rule 405 under the Act; each Underwriter represents and agrees that, without the prior consent of the Company and the Representative, it has not made and will not make any offer relating to the Shares and the ADSs that would constitute a free writing prospectus; any such free writing prospectus the use of which has been consented to by the Company and the Representative is listed on Schedule II(a) or Schedule II(b) attached hereto;

(b) The Company has complied and will comply with the requirements of Rule 433 under the Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending; and the Company represents that it has satisfied and agrees that it will satisfy the conditions under Rule 433 under the Act to avoid a requirement to file with the Commission any electronic road show; and

(c) The Company agrees that if at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the Pricing Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to the Representative and, if requested by the Representative, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus or other document which will correct such conflict, statement or omission; provided, however, that this representation and warranty shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representative expressly for use therein.

7. The Company covenants and agrees with each of the several Underwriters that the Company will pay or cause to be paid (i) all the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Shares and ADSs and all other expenses in connection with the preparation, printing, reproduction and filing of the Registration Statement, the ADS Registration Statement, the Form 8-A Registration Statement, any Preliminary Prospectus, the Pricing Prospectus, any Issuer Free Writing Prospectus and the Prospectus and amendments or supplements thereto, and the mailing and delivering of copies thereof to the Underwriters and to dealers, (ii) the cost of printing or producing any Agreement among Underwriters, this Agreement, the Deposit Agreement, any dealer agreements, any powers of attorney, any closing documents (including compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Shares and the ADSs, (iii) all expenses in connection with the qualification of the Shares and the ADSs for offering and sale under state or foreign securities laws as provided in Section 5 hereof (excluding the fees and disbursements of counsel for the Underwriters in connection with such qualification), (iv) all fees and expenses in connection with the application for listing the ADSs on the NYSE and any registration thereof under the Exchange Act, (v) all fees and expenses in connection with any required review by FINRA of the terms of the sale of the Shares and the ADSs (excluding the fees and disbursements of counsel for the Underwriters in connection with such FINRA matters), (vi) the fees and disbursements of any transfer agent or registrar for the ADSs, (vii) all the costs and expenses relating to presentations or meetings undertaken in connection with the marketing of the offering and sale of the ADSs to prospective investors and the Underwriters’ sales forces, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel, accommodation and meal expenses, and other road show expenses incurred by the Underwriters, the officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show, (viii) the costs and expenses of qualifying the ADSs for inclusion in the book-entry settlement system of the DTC, (ix) all expenses and taxes arising as a result of the deposit by the Company of the Shares with the Depositary and the issuance and delivery of the ADRs evidencing ADSs in exchange therefor by the Depositary to the Company, of the sale and delivery of the ADSs and the Shares by the Company to or for the account of the Underwriters and of the sale and delivery of the ADSs and the Shares by the Underwriters to each other and to the initial purchasers thereof in the manner contemplated under this Agreement, including, in any such case, any of the Cayman Islands income, capital gains, withholding, transfer or other tax asserted against an Underwriter by reason of the purchase and sale of an ADS or a Share pursuant to this Agreement, (x) the fees and expenses of the Depositary as agreed by the Company and the Depositary and any custodian appointed under the Deposit Agreement, other than the fees and expenses to be paid by holders of ADRs (other than the Underwriters in connection with the initial purchase of ADSs), (xi) the fees and expenses of the Authorized Agent (as defined in Section 15 hereof), (xii) the cost of preparing the ADRs; and (xiii) all other costs and expenses incident to the performance of the obligations of the Company hereunder which are not otherwise specifically provided for in this Section.

8. The obligations of the Underwriters hereunder, as to the ADSs to be delivered at each Time of Delivery, shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company and [            ] are, at and as of such Time of Delivery, true and correct, the condition that the Company and [            ] shall have performed all of their respective obligations hereunder theretofore to be performed, and the following additional conditions:

(a) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(i) hereof; all material required to be filed by the Company pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time period prescribed for such filing by Rule 433; if the Company has elected to rely upon Rule 462(b) under the Act, the Rule 462(b) Registration Statement shall have become effective by 10:00 p.m., Washington, D.C. time, on the date of this Agreement; no stop order suspending the effectiveness of the Registration Statement or the ADS Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; no stop order suspending or preventing the use of the Prospectus or any Issuer Free Writing Prospectus shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction;

(b) Latham & Watkins LLP, United States counsel to the Underwriters, shall have furnished to you such written opinion and letter, dated such Time of Delivery, with respect to the matters as you may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

(c) Haiwen & Partners, PRC counsel to the Underwriters, shall have furnished to you such written opinion, dated the Time of Delivery, with respect to the matters as you may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

(d) Shearman Sterling LLP, United States counsel to the Company, shall have furnished to you their written opinion and letter, dated such Time of Delivery, in form and substance satisfactory to you to the effect set forth in Exhibit A-1 and to such further effect as you may reasonably request;

(e) Commerce and Finance Law Offices, PRC counsel to the Company, shall have furnished to you such written opinion, dated the Time of Delivery, addressed to the Company in form and substance satisfactory to you to the effect set forth in Exhibit A-2 and to such further effect as you may reasonably request; In addition, Commerce and Finance Law Offices should have furnished to you a written consent letter, dated the Time of Delivery, authorizing the Company to release its opinion to you;

(f) Maples & Calder, Cayman Islands counsel for the Company, shall have furnished to you their written opinion, dated such Time of Delivery, in form and substance satisfactory to you, to the effect set forth in Exhibit A-3 and to such further effect as you may reasonably request;

(g) Maples & Calder, British Virgin Islands counsel for the Company, shall have furnished to you their written opinion, dated such Time of Delivery, in form and substance satisfactory to you to the effect set forth in Exhibit A-4 and to such further effect as you may reasonably request;

(h) Thacher Proffitt & Wood LLP, counsel for the Depositary, shall have furnished to you their written opinion, dated such Time of Delivery, in form and substance satisfactory to you to the effect set forth in Exhibit A-5 and to such further effect as you may reasonably request;

(i) On the date of the Prospectus at a time prior to the execution of this Agreement, at 9:30 a.m., New York City time, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at each Time of Delivery, PricewaterhouseCoopers shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you to the effect set forth in Exhibit C attached hereto;

(j) (A) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included in the Pricing Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, other than as set forth or contemplated in the Pricing Prospectus, and (B) since the respective dates as of which information is given in the Pricing Prospectus there shall not have been any change in the capital stock, short-term debt, long-term debt, consolidated net current assets or shareholders’ equity, net revenues, total or per-share amount of net income of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, shareholders’ equity, earnings, results of operations or prospects of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Pricing Prospectus, the effect of which, in any such case described in clause (A) or (B), is in your judgment so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;

(k) The Representative shall have received certificates of directors of the Company, dated as of the Time of Delivery, to confirm that opinions issued to the Company pursuant to Section 8(e) have not been withdrawn or modified;

(l) No Preliminary Prospectus, Pricing Prospectus, Issuer Free Writing Prospectus or Prospectus or amendment or supplement to the Registration Statement, the Preliminary Prospectus, the Pricing Prospectus or the Prospectus shall have been filed to which you shall have objected in writing;

(m) On or after the Applicable Time (i) no downgrading shall have occurred in the rating accorded the Company’s debt securities or preferred stock by any “nationally recognized statistical rating organization,” as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities or preferred stock;

(n) Certificates in negotiable form representing all of the Shares underlying the ADSs to be sold by the Company hereunder will be placed in custody with Citibank Hong Kong, as custodian for the Depositary, prior to each applicable Time of Delivery;

(o) On or after the Applicable Time there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the NYSE, Nasdaq, The Stock Exchange of Hong Kong Limited or the London Stock Exchange, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, FINRA or any other regulatory authority; (ii) a suspension or material limitation in trading in the Company’s securities on the NYSE; (iii) a general moratorium on commercial banking activities in New York, London, Hong Kong, the PRC or the Cayman Islands declared by the relevant authorities, or a material disruption in commercial banking or securities settlement or clearance services in the United States, the United Kingdom, Hong Kong, the PRC or the Cayman Islands; (iv) a change or development involving a prospective change in taxation affecting the Company, any of its subsidiaries or the Shares or the ADSs or the transfer thereof; (v) the enactment, publication, decree or other promulgation of any statute, regulation, rule or order of any Governmental Agency materially affecting the business or operations of the Company or its subsidiaries; (vi) the outbreak or escalation of hostilities or act of terrorism involving the United States, the United Kingdom, Hong Kong, the PRC or the Cayman Islands or the declaration by the United States, the United Kingdom, Hong Kong, the PRC or the Cayman Islands of a national emergency or war; or (vii) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions or currency exchange rates or controls in the United States, the United Kingdom, Hong Kong, the PRC, the Cayman Islands or elsewhere, if the effect of any such event specified in clauses (v), (vi) or (vii), in the sole judgment of the Representative, makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares and the ADSs being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;

(p) The ADSs to be sold by the Company at such Time of Delivery shall have been duly approved for listing on the NYSE, subject only to official notice of issuance;

(q) The Depositary shall have furnished or caused to be furnished to you at such Time of Delivery certificates satisfactory to you evidencing the deposit with it of the Shares being so deposited against issuance of ADRs evidencing the ADSs to be delivered by the Company at such Time of Delivery, and the execution, countersignature (if applicable), issuance and delivery of ADRs evidencing such ADSs pursuant to the Deposit Agreement;

(r) At the date of this Agreement, the Lock-Up Agreements signed by the persons listed on Schedule III hereto shall remain in force and not have been repudiated by any of the parties to such agreements;

(s) The Company shall have complied with the provisions of Section 5(iii) hereof with respect to the furnishing of Prospectus on the New York Business Day next succeeding the date of this Agreement;

(t) The Representative shall have received certificates of the chief executive officer and the chief financial officer of the Company and a certificate of [            ], dated as of the Time of Delivery, to the effect that (i) there has been no material adverse change described in Section 8(j), (ii) there has been no adverse legislative or regulatory developments described in Section 8(v), (iii) the representations and warranties in Section 1 hereof are true and correct in all respects with the same force and effect as though expressly made at and as of the Time of Delivery, (iv) the Company and [            ] have complied with all agreements and satisfied all conditions on their part to be performed or satisfied at or prior to the Time of Delivery, and (v) no stop order suspending the effectiveness of the Registration Statement or the ADS Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or, to their knowledge, contemplated by the Commission;

(u) There shall not be any litigation, proceedings, investigations, processes for administrative sanctions or other actions initiated or threatened by any Governmental Agency before any Governmental Agency, in each case with due authority, against or involving any party hereto, in the PRC or elsewhere, that seeks to declare non-compliance, unlawful or illegal, under PRC laws, rules and regulations, the issuance and sales of the Shares and ADSs, the listing and trading of the ADSs on the NYSE or the transactions contemplated by this Agreement and the Deposit Agreement; and

(v) There shall not be any adverse legislative or regulatory developments related to the M&A Rules and Related Clarifications which in the sole judgment of the Representative (after consultation with the Company if practicable) would make it inadvisable to proceed with the public offering or the delivery of the Shares and the ADSs being delivered at such Time of Delivery on the terms and in the manner contemplated in this Agreement (including any such development that results in either PRC counsel to the Company or PRC counsel to the Underwriters not being able to confirm, on the date of the Prospectus at a time prior to the execution of this Agreement and at such Time of Delivery, the respective opinions of such counsel, dated as of                      and                     , respectively.

(w) The purchase and sale of the Preferred Stock among Happy Indian Ocean Limited and Arctic Spring Limited, and all existing holders of the Preferred Stock shall have been closed and all of the Preferred Stock of the Company shall have been converted into Ordinary Shares.

(x) The Company and the Depositary shall have executed and delivered the Deposit Agreement in form and substance satisfactory to the Representative and the Deposit Agreement shall be in full force and effect.

(y) At each Time of each Delivery, you shall have been furnished with such documents and opinions as you may require for the purpose of enabling you to pass upon the issuance and sale of the Shares and the ADSs as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Shares and the ADSs as herein contemplated shall be satisfactory in form and substance to the Representative and counsel to the Underwriters. The Company will furnish the Representative with such conformed copies of such opinions, certificates, letters and documents as the Representative reasonably requests. The Representative may in its sole discretion waive on behalf of the Underwriters compliance with any conditions to the obligations of the Underwriters hereunder, whether in respect of a Time of Delivery or otherwise.

9. (a) The Company will indemnify and hold harmless each Underwriter against any losses, claims, expenses, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, expenses, damages or liabilities (or actions in respect thereof, including to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever; provided, that any such settlement is effected with the written consent of the Company) arise out of or are based upon (i) an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the ADS Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) the Directed Share Program, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating, preparing or defending any such action or claim as such expenses are incurred; provided, however, that with respect to clauses (i) and (ii) of this paragraph, the Company shall not be liable in any such case to the extent that any such any losses, claims, expenses, damages or liabilities arise out of or are based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the ADS Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representative expressly for use therein.

(b) Each Underwriter will severally and not jointly indemnify and hold harmless the Company against any losses, claims, expenses, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, expenses, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the ADS Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the ADS Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representative expressly for use therein; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred.

(c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof. Counsel to the indemnified parties shall be selected by the Representative. The indemnifying party shall be entitled to participate therein at its own expense and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (which shall not, except with the consent of the indemnified party, be counsel to the indemnified party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the written consent of the indemnified parties, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action (including any litigation or any investigation or proceeding by any governmental agency or body, commenced or threatened) or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of each indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d) If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a), (b) or (c) above in respect of any losses, claims, expenses, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, expenses, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the ADSs. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions, which resulted in such losses, claims, expenses, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering

(before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (f) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (f). The amount paid or payable by an indemnified party as a result of the losses, claims, expenses, damages or liabilities (or actions in respect thereof) referred to above in this subsection (f) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating, preparing or defending any such action (including any litigation or any investigation or proceeding by any governmental agency or body, commenced or threatened) or claim. Notwithstanding the provisions of this subsection (f), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the ADSs underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (f) to contribute are several in proportion to their respective underwriting obligations and not joint.

(e) The obligations of the Company under this Section 9 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act and to each broker-dealer affiliate of any Underwriter; and the obligations of the Underwriters under this Section 9 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the Company) and to each person, if any, who controls the Company within the meaning of the Act.

10. Default by One or More of the Underwriters. If one or more of the Underwriters shall fail at a Time of Delivery to purchase the ADSs which it or they are obligated to purchase under this Agreement (the “ Defaulted ADSs”), the Representative shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted ADSs in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representative shall not have completed such arrangements within such 24-hour period, then:

(i) if the number of Defaulted ADSs does not exceed 10% of the number of ADSs to be purchased on such date, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

(ii) if the number of Defaulted ADSs exceeds 10% of the number of ADSs to be purchased on such date, this Agreement or, with respect to the Second Time of Delivery which occurs after the First Time of Delivery, the obligation of the Underwriters to purchase and of the Company to sell the Optional ADSs to be purchased and sold on such Time of Delivery shall terminate without liability on the part of any non-defaulting Underwriter.

No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

In the event of any such default which does not result in a termination of this Agreement or, in the case of the Second Time of Delivery which is after the First Time of Delivery, which does not result in a termination of the obligation of the Underwriters to purchase and the Company to sell the relevant Optional ADSs, as the case may be, either the (i) Representative or (ii) the Company shall have the right to postpone the Time of Delivery for a period not exceeding seven days in order to effect any required changes in the Registration Statement or the Prospectus or in any other documents or arrangements. As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section 10.

11. The respective indemnities and contribution provisions in Section 9, and the agreements, representations, warranties and other statements of the Company, [            ], and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company, or any officer or director or controlling person of the Company, and shall survive delivery of and payment for the ADSs.

12. If this Agreement shall be terminated pursuant to Section 10 hereof, the Company shall then be under any liability to any Underwriter except as provided in Sections 7 and 9 hereof; but, if for any other reason, any ADSs are not delivered by or on behalf of the Company as provided herein, the Company will, upon the occurrence of any failure to complete the sale and delivery of the ADSs, promptly (and, in any event, not later than 30 days) reimburse the Underwriters through you for all out-of-pocket expenses approved in writing by you, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the ADSs not so delivered, but the Company shall then be under no further liability to any Underwriter in respect of the ADSs not so delivered except as provided in Sections 1, 7 and 9 hereof.

13. In all dealings hereunder, you shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by you. All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to you as the Representative at 4 World Financial Center, 250 Vessey Street, New York, NY 10080, facsimile number: +1 (212) 449-6714, Attention: Equity Capital Markets; if to the Company shall be delivered or sent by mail, telex or facsimile transmission to China Mass Media International Advertising Corp. at 6th Floor, Tower B, Corporate Square, 35 Finance Street, Xicheng District, Beijing 100032, People’s Republic of China; if to [            ] shall be delivered or sent by mail, telex or facsimile transmission to [            ]; provided, however, that any notice to an Underwriter pursuant to Section 9(c) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its underwriters’ questionnaire, or telex constituting such questionnaire, which address will be supplied to the Company by you upon request. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

14. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company and [            ] and, to the extent provided in Sections 9 and 11 hereof, the officers and directors of the Company and each person who controls the Company, or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the ADSs from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

15. Each of the parties hereto irrevocably (i) agrees that any legal suit, action or proceeding against the Company or [            ] brought by any Underwriter or by any person who controls any Underwriter arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in any New York Court, (ii) waives, to the fullest extent it may effectively do so, any objection which it may now or hereafter have to the laying of venue of any such proceeding and (iii) submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding. Each of the Company and [            ] has appointed CT Corporation System, 111 Eighth Avenue, New York, New York, as its authorized agent (the “Authorized Agent”) upon whom process may be served in any such action arising out of or based on this Agreement or the transactions contemplated hereby which may be instituted in any New York Court by any Underwriter or by any person who controls any Underwriter, expressly consents to the jurisdiction of any such court in respect of any such action, and waives any other requirements of or objections to personal jurisdiction with respect thereto. Such appointment shall be irrevocable. Each of the Company and [            ] represents and warrants that the Authorized Agent has agreed to act as such agent for service of process and agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect as aforesaid. Service of process upon the Authorized Agent and written notice of such service to the Company shall be deemed, in every respect, effective service of process upon the Company and [            ] as the case may be. As used in this Agreement, a “New York Court” shall mean each U.S. federal court and New York state court located in the Borough of Manhattan, in The City of New York, the State of New York, United States.

16. In respect of any judgment or order given or made for any amount due hereunder that is expressed and paid in a currency (the “judgment currency”) other than United States dollars, the Company and [            ], as the case may be, will indemnify each Underwriter against any loss incurred by such Underwriter as a result of any variation as between (i) the rate of exchange at which the United States dollar amount is converted into the judgment currency for the purpose of such judgment or order and (ii) the rate of exchange at which an Underwriter is able to purchase United States dollars with the amount of the judgment currency actually received by such Underwriter. The foregoing indemnity shall constitute a separate and independent obligation of the Company and [            ] and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term “rate of exchange” shall include any premiums and costs of exchange payable in connection with the purchase of or conversion into United States dollars.

17. Time shall be of the essence of this Agreement. As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

18. Each of the Company and [            ] acknowledges and agrees that (i) the purchase and sale of the ADSs pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of the Company or [            ], (iii) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Company or [            ] with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company or [            ] on other matters) or any other obligation to the Company or [            ] except the obligations expressly set forth in this Agreement and (iv) each of the Company and [            ] has consulted its own legal, accounting, tax, regulatory, and financial advisors to the extent it deemed appropriate. Each of the Company and [            ] agrees that it will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company or [            ], in connection with such transaction or the process leading thereto.

19. This Agreement constitutes the entire agreement among the parties and supersedes all prior agreements and understandings (whether written or oral) among the Company, [            ], and the Underwriters, or any of them, with respect to the subject matter hereof.

20. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

21. Each of the Company, [            ], and the Underwriters irrevocably waives, to the fullest extent permitted by law, any and all rights to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

22. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

23. Notwithstanding anything herein to the contrary, the Company is authorized to disclose to any persons the U.S. Federal and State income tax treatment and tax structure of the potential transaction and all materials of any kind (including tax opinions and other tax analyses) provided to the Company relating to that treatment and structure, without the Underwriters imposing any limitation of any kind. However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws. For this purpose, “tax structure” is limited to any facts that may be relevant to that treatment.

If the foregoing is in accordance with your understanding, please sign and return to us [four] counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement among each of the Underwriters, the Company and [            ]. It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company and [            ] for examination upon request, but without warranty on your part as to the authority of the signers thereof.

Very truly yours,

China Mass Media International Advertising Corp.

By:
Name:
Title:

[ ]

Accepted as of the date hereof on behalf of each of the Underwriters

Merrill Lynch, Pierce, Fenner & Smith Incorporated

By:
Name:
Title:

SCHEDULE I

Underwriter	Total Number of Firm ADSs to be Purchased	Number of Optional ADSs to be Purchased if Maximum Option Exercised
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Oppenheimer & Company Inc.
BMO Capital Markets

Total

SCHEDULE II

(a)	Issuer Free Writing Prospectuses not included in the Pricing Disclosure Package: [•]

(b)	Materials other than the Pricing Prospectus that comprise the Pricing Disclosure Package: [•]

SCHEDULE III

LIST OF PERSONS AND ENTITIES SUBJECT TO LOCK-UP

Shengcheng Wang

Happy Indian Ocean Limited

Arctic Spring Limited

EXHIBIT A–I

FORM OF OPINION OF U.S. COUNSEL FOR THE COMPANY TO BE DELIVERED

PURSUANT TO SECTION 8(d)

EXHIBIT A–2

FORM OF OPINION OF PRC COUNSEL FOR THE COMPANY TO BE DELIVERED

PURSUANT TO SECTION 8(e)

EXHIBIT A–3

FORM OF OPINION OF CAYMAN ISLANDS COUNSEL FOR THE COMPANY TO BE DELIVERED

PURSUANT TO SECTION 8(f)

EXHIBIT A–4

FORM OF OPINION OF BVI COUNSEL FOR THE COMPANY TO BE DELIVERED

PURSUANT TO SECTION 8(g)

EXHIBIT A–5

FORM OF OPINION OF COUNSEL FOR THE DEPOSITARY TO BE DELIVERED

PURSUANT TO SECTION 8(h)

EXHIBIT B

FORM OF LOCK-UP AGREEMENT PURSUANT TO SECTION 1(lxix)

China Mass Media International Advertising Corp.

EXHIBIT C

FORM OF LETTER TO BE DELIVERED BY PRICEWATERHOUSECOOPERS

PURSUANT TO SECTION 8(i)